UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMPLIFY ENERGY CORP.
(Exact name of registrant as specified in its charter)

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Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V42449-P07061 AMPLIFY ENERGY CORP. 500 DALLAS STREET, SUITE 1700 HOUSTON, TX 77002 AMPLIFY ENERGY CORP. 2024 Annual Meeting Vote by May 14, 2024 11:59 PM ET You invested in AMPLIFY ENERGY CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 15, 2024. Vote Virtually at the Meeting* May 15, 2024 9:00 AM Houston Time via live audio webcast at www.cesonlineservices.com/ampy24_vm Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V42450-P07061 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1a. Deborah G. Adams For 1b. James E. Craddock For 1c. Patrice Douglas For 1d. Christopher W. Hamm For 1e. Vidisha Prasad For 1f. Todd R. Snyder For 1g. Martyn Willsher For 2. To ratify the appointment, by the Audit Committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. For 3. To approve, on a non-binding advisory basis, the compensation of our named executive officers. For 4. To approve the Amplify Energy Corp. 2024 Equity Incentive Plan. For 5. To vote on a stockholder proposal requesting the Company to take the necessary steps to achieve a sale, merger, or orderly liquiditation in three years or less. Against NOTE: To transact such other business as may be properly presented at the Annual Meeting or any adjournment or postponement thereof.